Exhibit 10.30

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

MEMBERS’ AGREEMENT

between

GRAB INC.

and

[***]

17 October, 2020

THIS MEMBERS’ AGREEMENT (the “Agreement”) is entered into on 17 October, 2020 by and between the parties named below:

(A)	GRAB INC.

Registered Address	:	PO Box 472, 2nd Floor, Habour Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands

Establishment	:	Incorporation Certificate No. IC-296805 issued by the Registrar of Companies of Cayman Islands on February 17, 2015

Authorized Representative	:

(Grab Inc. shall hereinafter be referred to as “GI”)

(B)	[***]

Permanent Address	:	[***], Ho Chi Minh City, Vietnam

ID Card	:	No. [***] issued by Police Department of Ho Chi Minh City on [***].

([***] shall hereinafter be referred to as “[***]”)

RECITALS

WHEREAS, the Parties are entering into this Agreement for the purpose of recording the terms and conditions regulating their relationship as members of the Company (as defined below) and the affairs of the Company.

NOW, THEREFORE, the Parties hereby agree as follows:

ARTICLE 1 DEFINITIONS AND INTERPRETATION

1.01	Definitions

In this Agreement, except where the context otherwise requires, the following words and expressions shall have the following meanings:

“Affiliate” means in relation to a person, any person that is Controlled by, Controls, or is under common Control with that person, and in the case of an individual, any Connected Person. For the purposes of this definition, “Connected Person” means those persons listed in Article 4.17 of the Law on Enterprises.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Agreement Date” means the date of this Agreement as provided in the first page of this Agreement.

“Business Day” means any day (except for Saturday, Sunday and any public holidays in Vietnam) on which banks are open for general business in Vietnam.

“Call Option” has the meaning provided in Section 4.02.

“Capital Contribution” means each and every capital contribution in the charter capital of the Company.

“Charter” means the duly approved charter of the Company, as may be amended from time to time.

“Company” means Grab Company Limited, a company established and operating under the laws of Vietnam and the enterprise registration certificate No. 0312650437 issued by the Department of Planning and Investment of Ho Chi Minh City on February 14, 2014 as amended from time to time with its head office at Mapletree Business Center, No. 1060 Nguyen Van Linh Boulevard, Tan Phong Ward, District 7, Ho Chi Minh City, Vietnam.

“Confidential Information” means (i) the terms and conditions of this Agreement, including its existence, (ii) the identity of the Parties and the Company, and (iii) any other information disclosed or made available by a Party in the course of the discussions, negotiations, or due diligence in connection with this Agreement and the transactions contemplated in this Agreement.

“Encumbrances” means any mortgage, pledge, charge, privilege, priority, hypothecation, assignment, lien, attachment, set-off or security interest of any kind whatsoever, third party interest of any kind whatsoever or other encumbrance of any kind whatsoever.

“GI” has the meaning set forth in the introductory paragraph of this Agreement.

“Governmental Entity” means any national, provincial, regional, municipal, local or other governmental, legislative, administrative or regulatory authority, examiner, body, agency, commission, self-regulatory organization or other similar entity (including any branch, department or official thereof) or any successor entity.

“GPNV” means Gpay Network Viet Nam Company Limited, a company established and operating under the laws of Vietnam and the enterprise registration certificate No. 0314736432 issued by the Department of Planning and Investment of Ho Chi Minh City on November 15, 2017 as amended from time to time with its head office at Mapletree Business Center, No. 1060 Nguyen Van Linh Boulevard, Tan Phong Ward, District 7, Ho Chi Minh City, Vietnam, which is an Affiliate of GI.

“Indemnified Party” has the meaning provided in Section 9.01.

“Indemnifying Party” has the meaning provided in Section 9.01.

“Law on Enterprises” means the Law on Enterprises No. 68/2014/QH13 adopted by the National Assembly of Vietnam on November 26, 2014.

“Legal Document” means (i) any document listed in Articles 2, 4, 172.2 and 172.4 of the Law on Promulgation of Laws No. 80/2015/QH13 adopted by the National Assembly of Vietnam on June 22, 2015, and if these articles are amended, supplemented or replaced, includes any document thereafter defined as a legal document pursuant to such amendment, supplement or replacement; and (ii) any publicly available and binding rules, regulations, requirements or guidance of any Governmental Entity.

“MC” means the Members’ Council (“hội đồng thành viên” in Vietnamese).

“Members” means GI and [***], and any Person holding any Capital Contribution, and a “Member” means any of them.

“[***]” has the meaning set forth in the introductory paragraph of this Agreement.

“Parties” means the parties to this Agreement and “Party” means any of them.

“Person” means any individual, partnership, limited liability partnership, joint venture company, limited liability company, joint stock company, corporation, trust, fund, estate, juridical entity, association, statutory body, unincorporated organization or government or any political subdivision, instrumentality, agency or authority thereof or therein.

“Reserved Matters” has the meaning provided in Article 3(a).

“VIAC” has the meaning provided in Section 9.11.

“Vietnam” means the Socialist Republic of Vietnam.

1.02	Interpretation

The following rules of interpretation shall apply unless the context otherwise requires.

(a)	Headings are for convenience only and do not affect interpretation;

(b)	The singular includes the plural, and the converse also applies;

(c)	If a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(d)	A reference to an Article, Section or Schedule is a reference to an article of, a section of or a schedule of this Agreement;

(e)

A reference to an agreement or document (including a reference to this Agreement (including its Schedules)) is to the agreement or document (including its schedules) as amended, supplemented, novated or replaced except to the extent prohibited by this Agreement or that other agreement or document;

(f)	A reference to “writing” or “written” includes any method of representing or reproducing words, figures, drawings, or symbols in a visible or tangible form;

(g)	A reference to a party to this Agreement or another agreement or document includes the party’s successors, permitted substitutes and permitted assigns;

(h)

A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it;

(i)	Mentioning anything after “includes”, “including”, “for example”, or similar expressions, does not limit what else might be included;

(j)	Nothing in this Agreement shall be interpreted against a Party solely on the ground that the Party put forward this Agreement or any part of it; and

(k)

The term “transfer” when used in this Agreement shall mean any direct or indirect disposal, exchange or sale of capital contribution or securities or voting or any other interest therein and includes (i) any direct or indirect transfer, exchange or other disposition of such capital contribution or securities or voting or any other interest therein; (ii) any direct or indirect sale, assignment, gift, donation, redemption, conversion, exchange or other disposition of such capital contribution or securities or voting or any other interest therein, pursuant to an agreement, arrangement, instrument or understanding by which legal title to or beneficial ownership (partly or entirely) of such capital contribution or securities or voting or any other interest therein passes from one Person to another Person or to the same Person in a different legal capacity, whether or not for value.

ARTICLE 2 NATURE OF THE MEMBERS’ AGREEMENT

(a) This Agreement shall govern the Parties’ relations and the obligations of Parties regarding certain aspects of business affairs of the Company. Resolutions passed by the MC of the Company and the rights and obligations of the Parties shall be made and exercised in accordance with the provisions of this Agreement.

(b) The Parties undertake that they shall take all practicable steps including, without limitation, the exercise of votes they directly or indirectly control at meetings of the MC of the Company to ensure that the terms of this Agreement are complied with and that they shall do all such other acts and things as may be necessary or desirable to implement this Agreement.

(c) If any provision of the Charter at any time conflicts with any provision of this Agreement, this Agreement shall, to the extent permitted by the applicable Legal Documents, prevail among the Parties and the Parties shall whenever necessary and to the fullest extent permitted by the applicable Legal Documents exercise all voting and other rights and powers available to them to procure the amendment, waiver or suspension of the relevant provision of the Charter to the extent necessary to permit the Company and its affairs to be administered as provided in this Agreement.

ARTICLE 3 RESERVED MATTERS

(a) Notwithstanding any other provision to the contrary contained in this Agreement, [***] irrevocably agrees to exercise her voting rights and other powers of control available to her and act in such manner, and shall cause the Company, the MC of the Company, the Director/Managing Director of the Company and other officers of the Company to act in such manner, so as to ensure that no decisions or actions are taken on any and all matters as provided in Schedule 1 in relation to the Company (including all matters which [***], as a Member, is allowed to vote or decide in accordance with the applicable Legal Documents) (the “Reserved Matters”) without the written approval of GI in any event.

(b) All Reserved Matters shall be subject to consent of GI. In case GI agrees or proposes to approve any Reserved Matter, [***] agrees to personally cast a sufficient number of her votes or procure her duly appointed representatives to cast all or a sufficient number of her votes, in order to approve and pass such Reserved Matter when the Reserved Matter is presented at the meeting of MC or through a solicitation for written consent to pass a resolution of MC.

ARTICLE 4 TRANSFER RESTRICTIONS

4.01	Lock-in

So long as GI remains a member of the Company, [***] shall not be entitled to sell, transfer, assign or otherwise dispose any of her Capital Contribution in the Company to any Person other than GI or a Person designated by GI.

4.02	Call Option

The Parties acknowledge that [***] has granted GPNV a call option to acquire entire Capital Contribution of [***] under the Call Option Agreement dated 18 March 2020 (the “Call Option”). GI agrees with, and [***] is obligated to fully comply with, the Call Option in accordance with the terms thereof.

ARTICLE 5 COVENANTS OF [***]

5.01	General

(a) [***] undertakes that all representations and warranties as given under Article 7 shall remain accurate, complete, true, reliable and not misleading at the given time as provided hereunder, and if any representations and warranties become inaccurate, incomplete, untrue, unreliable or misleading at any time after the Agreement Date, [***] shall immediately notify GI in writing.

(b) [***] undertakes not to avoid, or seek to avoid, the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of GI hereunder and any holder of those rights against impairment.

(c) [***] undertakes to cast her votes or perform necessary actions to nominate and elect for appointment personnel designated by GI in any key positions in the Company (which, for avoidance of doubt, is a Reserved Matter).

(d) [***] undertakes that she shall, and shall procure the Company to, promptly do, perform, sign, execute and deliver all such acts, documents and things (or procure the doing, performance, signing, execution or delivery of them) as are required, necessary and advisable to give full legal effect to this Agreement and the transactions and matters contemplated by this Agreement.

(e) [***] undertakes not to delegate any aspect of her role or duty or authorize any Person to be her authorized representative or otherwise to perform any of a Member’s role or duty.

(f) [***] undertakes that her Capital Contribution shall be her separate assets (“tài sản riêng” in Vietnamese) which shall not be subject to any other Person’s consent or rights.

5.02	Entitlements Attached to the Capital Contribution

In any event that [***] receives any dividend or any other distribution (in cash or in kind) from payment and declaration by the Company, [***] undertakes to either, at the sole discretion of GI,

(i) to use the proceeds from such distribution to pay any loan interests in accordance with agreement between GI or GI’s affiliate and [***] as agreed, where applicable, and perform necessary actions and sign sufficient documents to give effect to such payment of interest; or

(ii) surrender and transfer to GI or a Person designated by GI such distribution in any manner as GI deems appropriate, and to perform necessary actions and sign sufficient documents to give effect to the transfer of such distribution.

ARTICLE 6 REPRESENTATIONS AND WARRANTIES

[***] hereby represents and warrants to GI, as of the Agreement Date, that:

(a) [***] has full power and authority to execute and deliver this Agreement, to perform her obligations hereunder and to consummate the transactions contemplated hereby. [***] has duly executed and delivered this Agreement.

(b) [***] is of full age and sound mind, is not under guardianship and has full legal capacity to enter into this Agreement.

(c) This Agreement constitutes the legal, valid and binding obligation of [***], enforceable against [***] in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any regulatory consent.

(d) The execution, delivery and performance by [***] of this Agreement and the consummation of the transactions contemplated hereby do not (i) conflict with or result in any violation or breach of any provision of any Legal Document or (ii) require any consent or other action by any Person under any provision of any agreement or other instrument to which [***] is a party.

(e) Except for the agreements and arrangements having disclosed in writing by [***] to GI, [***] has not entered into and/or executed any agreements or arrangements with respect to the Capital Contribution, including but not limited to agreements or arrangements with respect to the transfer, use or disposal of the Capital Contribution.

ARTICLE 7 EFFECTIVENESS, TERM AND TERMINATION

7.01	Effectiveness and Termination

This Agreement shall become effective from the Agreement Date, and shall terminate upon occurrence of any of the following events:

(a)	the Company is dissolved, liquidated or wound up; and

(b)	the Parties agree on the termination of this Agreement in writing.

7.02	Effect of Termination

In the event of the termination of this Agreement in accordance with Section 7.01, this Agreement shall cease to have effect and none of the Parties or their respective Affiliates shall have any liability of any nature whatsoever under this Agreement (except for liabilities which have occurred upon or before the termination), provided that the provisions in Article 1, Article 7 and Article 8 shall survive any termination of this Agreement.

ARTICLE 8 MISCELLANEOUS

8.01	Indemnity

Each Party (the “Indemnifying Party”) hereby irrevocably and unconditionally agree to indemnify and hold the other Party and its respective directors, officers, employees, advisors and representatives (each, an “Indemnified Party”) harmless, on demand, from and against any and all losses (including, without limitation, legal and other professional fees and expenses), and other charges and expenses which may be suffered or incurred by the Indemnified Parties as a result of any misrepresentation or breach of any representations and warranties made by the Indemnifying Party in this Agreement or non-fulfilment of or failure to perform any condition or covenant or obligation or agreement or undertaking contained in this Agreement by the Indemnifying Party.

8.02	Waiver; Cumulative Rights

The failure or delay of a Party to require performance by the other Party of any provision of this Agreement, except for the failure or delay of a Party to comply with notice deadlines as included in this Agreement, shall not affect its right to require performance of such provision unless such performance has been waived by such Party in writing. Any right granted to a Party hereunder or by Legal Documents shall be cumulative and may be exercised in part or in whole from time to time.

8.03	Entire Agreement

Except to the extent provided herein, this Agreement (including Schedules) contains the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written.

8.04	Modification

No variation or modification of this Agreement and no waiver of any of the provisions and conditions hereof, or granting of any consent contemplated hereby, shall be valid unless in writing and signed by the Parties.

8.05	Severability

Every provision and each part thereof contained in this Agreement shall be severable and distinct from the other provisions. If any provision is invalid, illegal or unenforceable under applicable Legal Documents, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected. To the extent permitted by applicable Legal Documents, the Parties hereby waive any provision of applicable Legal Documents that renders any provision of this Agreement prohibited or unenforceable in any respect.

8.06	Confidentiality

(a) No Party shall, without the prior written agreement of the other Party, disclose any Confidential Information except:

(i)

the disclosure of information to the extent required to be disclosed by the applicable Legal Documents or regulations (including any stock exchange regulation) or any binding judgment, order or requirement of any court or other competent authority, provided that if Ms. [***] is so requested to make such disclosure she shall, as far as it is lawful to do so, first consult and cooperate with GI to give GI an opportunity to contest the disclosure and also take into account GI’s requirements about the proposed form, timing, nature, and extent of the disclosure;

(ii)

GI may disclose any of the terms of this Agreement to its current or bona fide prospective investors, co-investors and its Affiliates and subsidiaries, and its and their respective directors, officers, employees, shareholders, investors, investment bankers, fund managers, lenders, accountants and attorneys;

(iii)

GI may disclose the terms of this Agreement to potential investors seeking to invest in the Company and its subsidiaries or acquire, directly or indirectly, any Capital Contribution in the Company and its subsidiaries;

(iv)

a press announcement regarding the investment made by GI in the Company and/or its subsidiaries and/or summary of major achievements/improvements which have occurred in the Company and/or its subsidiaries after the investment of GI;

(v)

the disclosure of information has been mutually agreed by the Parties or is reasonably necessary to each Party’s professional advisors (including but not limited to legal, accounting and tax advisors);

(vi)	information that is independently acquired from a third party to the extent that it is acquired with the right to disclose the same and is not acquired in breach of a confidentiality agreement; and

(vii)	information that comes within the public domain (other than as a result of a breach of this Section 8.06).

(b) [***] further acknowledges that she is aware that the unauthorized use or disclosure of the Confidential Information may be highly prejudicial to GI and the Company’s interests and may constitute an invasion of privacy and an improper disclosure of trade secrets.

8.07	Transaction Expenses

Except as otherwise expressly provided in this Agreement, each Party hereto will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of its agents, representatives, financial advisors, legal counsel and accountants.

8.08	Notices

(a) Any notice to be given under this Agreement shall be in writing and deemed to have been given when delivered by hand, airmail or email to a Party. Any such notice must be given at such Party’s address as specified herein or at such other address as such Party has notified to the other Party. All documents furnished and notices given by any Party under this Agreement shall be in English.

To GI:

Address:	Mapletree Business Center, No. 1060 Nguyen Van Linh Boulevard, Tan Phong Ward, District 7, Ho Chi Minh City, Vietnam
Attention:	Dao Nguyen Mark See Regional Legal Counsel
Email:	hongdao.nguyen@grab.com mark.see@grab.com

To [***]:

Address:	[***], Ho Chi Minh City, Vietnam
Attention:	[***]
Email:	[***]

(b) All notices and communications shall be effective immediately upon receipt (i) at the post office, (ii) by hand-delivery, or (iii) via email, by the intended recipient at the address or via email address specified in Section 8.08(a) above or at such other address as shall be designated by a Party in a written notice to the other in accordance with Section 8.08(c) below.

(c) Each Party shall from time to time notify the other Party of any changes of its address and email address within three (3) days from the date of such change.

8.09	Assignment

None of the Parties may assign, whether by contract or otherwise, any of its rights or obligations under this Agreement without prior written consent of the other Party.

8.10	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Vietnam.

8.11	Dispute Resolution

Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and resolved by the Vietnam International Arbitration Centre beside the Vietnam Chamber of Commerce and Industry (“VIAC”) in accordance with VIAC’s arbitration rules for the time being in force, which rules shall be deemed to be incorporated by reference in this Section 8.11. There shall be three (3) arbitrators who shall be appointed in accordance with the VIAC’s arbitration rules. The language of the arbitration shall be Vietnamese. The physical venue of the arbitration shall be in Ho Chi Minh City. Any arbitration award granted by arbitration in Vietnam shall be final and binding on the Parties. The Parties waive any rights to appeal any arbitration award to, or to seek determination of a preliminary point of law by, any courts.

8.12	Originals; Languages; Counterparts

(a) This Agreement shall be made in two (2) originals in English. Each Party shall keep one (1) original.

(b) This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the Party actually executing such counterparts, and all of which together shall constitute one instrument.

[The remainder of this page is intentionally left blank.

Signature box to follow on the next page.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed in their respective names as of the date first above written.

For and on behalf of GRAB INC.

By:	/s/ Artawat Udompholkul
Name: Artawat Udompholkul Title: Authorized Representative

[***]

Capital

(1)	The issuance of, or agreement to issue, any equity interest, rights, options or other interests relating to the equity interest to any party;

(2)

The re-organization of the Company’s capital contribution in any way, including but not limited to the reduction of the Company’s capital contribution, share premium account, capital redemption reserve or any other reserve, except where such re-organization is required under relevant accounting principles, and provided further that the consent or approval of a capital contributing member shall not be unreasonably withheld where the re-organization is required under applicable law or regulations;

(3)	The alteration of any rights attaching to any class of share/equity interest in the capital contribution of the Company;

(4)	Any redemption of capital contribution;

(5)	Any issuance of stock options or employee stock option plan (ESOP);

(6)	Any issuance of new equity, equity-linked securities and/or exchangeable instruments;

(7)	Any capital reduction;

(8)	Any increase of the liability of capital contributing members;

(9)	Declaring any dividend or making any dividend payment or distribution of capital;

Restructuring

(10)	The entry of any agreement, merger, demerger, reorganization, consolidation or similar restructuring of the Company or incorporation or acquisition or disposal of a legal entity;

(11)	Dissolution of the Company or passing a resolution to wind up the Company;

(12)	Change in the scope of the business of the Company, including the acquisition or operation of a business outside the scope of the Company’s business;

(13)	Close down any business operation of the Company or dispose of or dilute the Company’s interest in any of its subsidiary or affiliate;

(14)	Amendment to the corporate documents of the Company, including but not limited, to enterprise registration certificate and charter;

Financial matters

(15)

Adoption the annual budget or amending annual budget, or entering into any contract or commitment not provided for in the annual budget; decision on annual business plans and development strategies of the Company;

(16)	Approval of the annual financial statements of the Company; appointment or change in the auditor of the Company;

(17)

The entry into any agreement for any sale, disposal, assignment or surrender of all or substantially all of the assets of the Company in a single transaction, or series of related transactions within any twelve-month period;

(18)	The entry into any contract, agreement or arrangement outside the ordinary course of its business;

(19)	Incurring debt for borrowed money, except for those under authority of the Director/Managing Director of the Company as prescribed in its prevailing Charter;

(20)	Making any loan, or providing any surety or security arrangement;

(21)	The giving by the Company of any guarantee, indemnity, or security in respect of the obligations of any other person (or the making of any amendments thereto);

(22)

Creating or allowing to exist an encumbrance over any of the Company’s assets including the creation or the issue of any mortgage, fixed or floating charge, lien (other than a lien arising by operation of law), security or other encumbrance over the whole or any part of the undertaking, property or assets of the Company;

(23)	The entry into any partnership or profit-sharing arrangement or joint venture with any other person (or the making of any amendment thereto);

(24)	Change of accounting and tax practices unless such change is required by applicable law;

Others

(25)

decision on the managerial and organizational structure of the Company; the appointment and replacement of key personnel (including, but not limited to, chairperson of the Members’ Council, legal representative, the chief executive officer, director/managing director/general director, chief finance officer or chief accountant (or equivalent positions) of the Company;

(26)

The compensation packages of the members of the Members’ Council, director/managing director/general director and other senior managers of the Company, including cash or share bonuses, salaries, and other financial benefits; and

(27)	Initiating or settling any litigation or arbitration.